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                                                                     Exhibit 3.6

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARMKEL FINANCE, INC.

                            BEFORE BEGINNING BUSINESS


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                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

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                  Lynn Buckley, the undersigned Sole Incorporator of Armkel
        Finance, Inc. (the "Corporation"), does hereby certify as follows:

                  1. The Corporation has not received payment for any of its stock.

                  2. Article THIRD of the Certificate of Incorporation is amended to read in its entirety as set forth below:

                  THIRD: The purpose of the Corporation is to engage only in the
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        following activities:

                  (1) to co-issue notes with Armkel, LLC, a Delaware limited liability company, including entering into an indenture providing for the terms of such notes and entering into a purchase agreement relating to the sale of such notes;

                  (2)  in connection with the issue and sale of the notes, to:

                       (a) prepare and, if necessary, execute an offering
                  memorandum in preliminary and final form in relation to the offering and sale of notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act, to execute and file with the Securities and Exchange Commission (the "Commis-

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               sion") a registration statement filed on Form S-4, including any amendments thereto, in relation to an exchange offer for the notes, and to consummate such exchange offer whereby notes substantially similar to the originally issued notes are issued in the exchange;

                    (b) execute and file any document or take any acts necessary in order to qualify or register for sale all or part of the notes in any State or foreign jurisdiction;

                    (c) execute and file an application to the Private
               Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market and to any other exchange or market for listing or quotation of the notes;

                    (d) execute and deliver letters, documents, or instruments with The Depository Trust Company relating to the notes;

                    (e) execute and file with the Commission any registration
               statement relating to the notes required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                    (f) execute and enter into an escrow agreement, a
               registration rights agreement and other related agreements providing for and relating to the issuance and sale of the notes;

               (3) to take all actions and perform such duties as may be required pursuant to the terms of the indenture, the notes, the purchase agreement, the registration rights agreement, the escrow agreement or any other related agreements providing for and relating to the issuance and sale of the notes;

               (4) to appoint or otherwise engage agents, officers, managers, contractors and advisors;

               (5) to comply with the Corporation's obligations under the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended;

               (6) to incur expenses that are necessary or incidental to carry out any of the purposes of the Corporation;

               (7) to appoint a person or persons to act as trustee, registrar, paying agent and transfer agent for the notes;

               (8) to take all action that may be necessary or appropriate for the preservation and the continuation of the Corporation's valid existence, rights,

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          franchises and privileges as a corporation under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary or convenient or to enable the Corporation to effect the purposes for which it was created; and

               (9) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware (the "GCL") that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

               3. The foregoing amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 14/th/ day of August, 2001.


                                        /s/ Lynn Buckley
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                                        Lynn Buckley
                                        Sole Incorporator

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